NAME OF REGISTRANT:
   Franklin Cash Reserves Fund
   File No. 811-4267

EXHIBIT ITEM No. 77C: Submission of matters to a vote of security holders

   Institutional Fiduciary Trust

   Meeting of Shareholders, March 21, 2007 and reconvened on April 11,2007 and May 11, 2007 (unaudited)

   Franklin Cash Reserves Fund

   A Special Meeting of Shareholders of the Trust was held at the Trust's offices, One Franklin Parkway, San Mateo, California on March 21, 2007 and reconvened on April 11, 2007 and May 11, 2007. The purpose of the meeting was to elect Trustees of the Trust and to vote on the following Proposals and Sub-Proposals: to approve an Agreement and Plan of Reorganization that provides for the reorganization of the Trust from a Massachusetts business trust to a Delaware statutory trust; to approve amendments to certain of Franklin Cash Reserve Fund's (the "Fund") fundamental investment restrictions (including eight (8) Sub-Proposals); and to approve the elimination of certain of the
   Fund's fundamental investment restrictions.   At the meeting,
   the following persons were elected by the shareholders to serve as Independent Trustees of the Trust: Harris J. Ashton, Robert
   F. Carlson, Sam Ginn, Edith E. Holiday, Frank W. T. LaHaye, Frank A. Olson, Larry D. Thompson and John B. Wilson. Charles
   B. Johnson and Gregory E. Johnson were elected by the shareholders to serve as Interested Trustees. Shareholders also approved the Agreement and Plan of Reorganization providing for the reorganization of the Trust from a Massachusetts business trust to a Delaware statutory trust, amendments to certain of the Fund's fundamental investment restrictions (including eight (8) Sub-Proposals), and the elimination of certain of the Fund's fundamental investment restrictions. In addition, Shareholders of the Fund were requested to provide voting instructions to the Fund, as a "feeder fund," on how the Fund should vote its shares in The Money Market Portfolios, as the "master portfolio," at a Special Meeting of Shareholders of the Money Market Portfolios held on March 21, 2007. The results of such Special Meeting of Shareholders are reported starting on page [ ] of this report. Proposal 1. The Election of Trustees:

      Name        For      % of     % of   Withhe    % of    % of
                         Outstan   Voted     ld    Outstan   Voted
                           ding    Shares            ding   Shares
                          Shares                    Shares
   Harris J.   4,077,181  92.017%  99.987%  515,02   0.012%  0.013%
   Ashton       ,531.621                     9.536
   Robert F.   4,077,181  92.017%  99.987%  515,02   0.012%  0.013%
   Carlson      ,531.621                     9.536
   Sam Ginn    4,077,181  92.017%  99.987%  515,02   0.012%  0.013%
                ,531.621                     9.536
   Edith E.    4,077,181  92.017%  99.987%  515,02   0.012%  0.013%
   Holiday      ,531.621                     9.536
   Frank W.    4,077,181  92.017%  99.987%  515,02   0.012%  0.013%
   T. LaHaye    ,531.621                     9.536
   Frank A.    4,077,181  92.017%  99.987%  515,02   0.012%  0.013%
   Olson        ,531.621                     9.536
   Larry D.    4,077,181  92.017%  99.987%  515,02   0.012%  0.013%
   Thompson     ,531.621                     9.536
   John B.     4,077,181  92.017%  99.987%  515,02   0.012%  0.013%
   Wilson       ,531.621                     9.536
   Charles B.  4,077,181  92.017%  99.987%  515,02   0.012%  0.013%
   Johnson      ,531.621                     9.536
   Gregory E.  4,077,181  92.017%  99.987%  515,02   0.012%  0.013%
   Johnson      ,531.621                     9.536

   Proposal 2.    To approve an Agreement and Plan of
   Reorganization that provides for the reorganization of the Trust from a Massachusetts business trust to a Delaware statutory trust:

                  Shares Voted      % of    % of
                                  Outstan   Voted
                                    ding   Shares
                                   Shares

   For             69,339,894.570  52.367%  91.541
                                                 %
   Against          5,542,393.450   4.185%  7.317%
   Abstain            865,332.080   0.654%  1.142%
   Total           75,747,620.100  57.206%  100.00
                                                0%

   Proposal 3.   To approve amendments to certain of the Fund's
   fundamental investment restrictions (includes eight (8) Sub-
   Proposals):

   (a) To amend the Fund's fundamental investment restriction regarding borrowing:

                  Shares Voted      % of    % of
                                  Outstan   Voted
                                    ding   Shares
                                   Shares

   For             67,346,850.496  50.862%  88.910
                                                 %
   Against          5,458,799.277   4.122%  7.206%
   Abstain          2,941,970.327   2.222%  3.884%
   Total           75,747,620.100  57.206%  100.00
                                                0%

   (b) To amend the Fund's fundamental investment restriction regarding underwriting:

                  Shares Voted      % of    % of
                                  Outstan   Voted
                                    ding   Shares
                                   Shares

   For             67,208,414.292  50.757%  88.727
                                                 %
   Against          5,542,393.450   4.186%  7.317%
   Abstain          2,996,812.358   2.263%  3.956%
   Total           75,747,620.100  57.206%  100.00
                                                0%

   (c) To amend the Fund's fundamental investment restriction regarding lending:

                  Shares Voted      % of    % of
                                  Outstan   Voted
                                    ding   Shares
                                   Shares

   For             67,292,008.465  50.820%  88.837
                                                 %
   Against          5,458,799.277   4.123%  7.207%
   Abstain          2,996,812.358   2.263%  3.956%
   Total           75,747,620.100  57.206%  100.00
                                                0%

   (d) To amend the Fund's fundamental investment restriction regarding investments in real estate:

                  Shares Voted      % of    % of
                                  Outstan   Voted
                                    ding   Shares
                                   Shares

   For             67,275,503.292  50.808%  88.815
                                                 %
   Against          5,458,799.277   4.122%  7.207%
   Abstain          3,013,317.531   2.276%  3.978%
   Total           75,747,620.100  57.206%  100.00
                                                0%




   (e) To amend the Fund's fundamental investment restriction regarding investments in commodities:

                  Shares Voted      % of    % of
                                  Outstan   Voted
                                    ding   Shares
                                   Shares

   For             67,246,751.150  50.786%  88.777
                                                 %
   Against          5,558,898.623   4.198%  7.339%
   Abstain          2,941,970.327   2.222%  3.884%
   Total           75,747,620.100  57.206%  100.00
                                                0%

   (f) To amend the Fund's fundamental investment restriction regarding issuing senior securities:

                  Shares Voted      % of    % of
                                  Outstan   Voted
                                    ding   Shares
                                   Shares

   For             72,805,649.773  54.984%  96.116
                                                 %
   Against                  0.000   0.000%  0.000%
   Abstain          2,941,970.327   2.222%  3.884%
   Total           75,747,620.100  57.206%  100.00
                                                0%

   (g) To amend the Fund's fundamental investment restriction regarding industry concentration:

                  Shares Voted      % of    % of
                                  Outstan   Voted
                                    ding   Shares
                                   Shares

   For             67,246,751.149  50.786%  88.777
                                                 %
   Against          5,542,393.450   4.186%  7.317%
   Abstain          2,958,475.501   2.234%  3.906%
   Total           75,747,620.100  57.206%  100.00
                                                0%

   (h) To amend the Fund's fundamental investment restriction regarding diversification of investments:

                  Shares Voted      % of    % of
                                  Outstan   Voted
                                    ding   Shares
                                   Shares

   For             72,864,630.932  55.029%  96.194
                                                 %
   Against                  0.000   0.000%  0.000%
   Abstain          2,882,989.168   2.177%  3.806%
   Total           75,747,620.100  57.206%  100.00
                                                0%






   Proposal 4.   To approve the elimination of certain of the
   Fund's fundamental investment restrictions:

                  Shares Voted      % of    % of
                                  Outstan   Voted
                                    ding   Shares
                                   Shares

   For             72,294,645.039  54.598%  95.441
                                                 %
   Against            511,004.734   0.386%  0.675%
   Abstain          2,941,970.327   2.222%  3.884%
   Total           75,747,620.100  57.206%  100.00
                                                0%